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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated May 19, 1995, on our audits of the consolidated financial statements of X-Pert Enterprises, Inc. as of February 28, 1995 and March 31, 1994, and for the eleven months and year then ended. We also consent to the reference to our firm under the caption "Independent Public Accountants."


                                        JOHNSON, MILLER & CO.


Hobbs, New Mexico
September 7, 1995
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